Exhibit 24.1

POWER OF ATTORNEY

Each individual whose signature appears below constitutes and appoints each of NICHOLAS I. FINK, ROBERT K. BIGGART and PATRICK D. HALLINAN as his or her true and lawful attorney-in-fact with full power of substitution, to sign for and in the name of the undersigned in the capacities indicated below, the Registration Statement on Form S-3 of Fortune Brands Home & Security, Inc. (the “Company”), and any and all amendments (including post-effective amendments) thereto for the proposed offering of debt securities of the Company, and to file the same, with all exhibits thereto and all documents in connection therewith necessary, appropriate or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and other federal and state securities laws, and to file any such documents or instruments with the Securities and Exchange Commission, and to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or either of them or their substitute may lawfully do or cause to be done by virtue hereof.

/s/ Nicholas I. Fink	/s/ Patrick D. Hallinan
Nicholas I. Fink, Executive Officer (principal executive officer) and Director Date: May 3, 2021	Patrick D. Hallinan, Senior Vice President and Chief Financial Officer (principal financial officer) Date: May 3, 2021

/s/ Danny Luburic	/s/ Amit Banati
Danny Luburic, Vice President and Corporate Controller (principal accounting officer) Date: May 3, 2021	Amit Banati, Director Date: May 3, 2021

/s/ Irial Finan	/s/ Ann Fritz Hackett
Irial Finan, Director Date: April 29, 2021	Ann Fritz Hackett, Director Date: April 29, 2021

/s/ Susan S. Kilsby	/s/ A. D. David Mackay
Susan S. Kilsby, Director Date: May 3, 2021	A.D. David Mackay, Director Date: April 29, 2021

/s/ John G. Morikis	/s/ Jeffery S. Perry
John G. Morikis, Director Date: May 3, 2021	Jeffery S. Perry, Director Date: May 3, 2021

/s/ David M. Thomas	/s/ Ronald V. Waters, III
David M. Thomas, Director Date: May 3, 2021	Ronald V. Waters, III, Director Date: April 29, 2021